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EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT.

The subsidiaries of the Company as of December 31, 2000, and the state in which each was organized are as scheduled below:

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                                     State or
                                     Jurisdiction
                                     Under Laws of      Name Under Which
Name of Subsidiaries                 Which Organized    Subsidiaries Do Business
--------------------                 --------------     ------------------------
F&M Bank-Central Virginia            Virginia           F&M Bank-Central Virginia

F&M Bank-Highlands                   Virginia           F&M Bank-Highlands

F&M Bank-Maryland                    Maryland           F&M Bank-Maryland

F&M Bank-Massanutten                 Virginia           F&M Bank-Massanutten

F&M Bank-Northern Virginia                              F&M Bank-Northern Virginia

F&M Bank-Peoples                     Virginia           F&M Bank-Peoples

F&M Bank-Richmond                    Virginia           F&M Bank-Richmond
 PBV Services, Inc. (1)              Virginia           PBV Services, Inc.

F&M Bank-Southern Virginia           Virginia           F&M Bank-Southern Virginia

F&M Bank-West Virginia, Inc.         West Virginia      F&M Bank-West Virginia

F&M Bank-Winchester                  Virginia           F&M Bank-Winchester
 F&M Mortgage Services, Inc.(1)      Virginia            F&M Mortgage Services, Inc.
 Winchester Credit Corporation(1)    Virginia            Winchester Credit Corporation
 Apple Title Company(1)              Virginia            Apple Title Company
 F&M/Shomo & Lineweaver                                 F&M/Shomo & Lineweaver
  Insurance, Inc.(1)                 Virginia           Insurance
 F&M-J. V. Arthur, Inc. (1)          Virginia           F&M-J. V. Arthur, Inc.
 F&M Financial Services, Inc.(1)     Virginia           F&M Financial Services

F&M Trust Company                    Virginia           F&M Trust Company

F&M Services, Inc.                   Virginia           F&M Services, Inc.

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(1)  Winchester Credit Corporation, F&M Mortgage Services, Inc., Apple Title
Company, F&M/Shomo & Lineweaver Insurance, Inc., F&M-J. V. Arthur, Inc., and F&M Financial Services, Inc., are wholly-owned subsidiaries of F&M Bank-Winchester. PBV Services, Inc., is a wholly-owned subsidiary of F&M Bank-Richmond. All other bank subsidiaries are wholly-owned by F&M National Corporation.